Exhibit 1
JOINT FILING AGREEMENT
     The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This agreement may be included as an exhibit to such joint filing.

Dated: October 12, 2007.
LM DUFF HOLDINGS, LLC

By:	Lovell Minnick Equity Partners II LP, its Manager

By:	Lovell Minnick Equity Advisors II LLC, its General Partner

By:	Lovell Minnick Partners LLC, its Managing Member

By:	/s/ Jennings J. Newcom

	Name:	Jennings J. Newcom
	Title:	Managing Director

LOVELL MINNICK EQUITY PARTNERS LP

By:	Lovell Minnick Equity Advisors LLC, its General Partner

By:	Lovell Minnick Partners LLC, its Managing Member

By:	/s/ Jennings J. Newcom

	Name:	Jennings J. Newcom
	Title:	Managing Director

LOVELL MINNICK EQUITY PARTNERS II LP

By:	Lovell Minnick Equity Advisors II LLC, its General Partner

By:	Lovell Minnick Partners LLC, its Managing Member

By:	/s/ Jennings J. Newcom

	Name:	Jennings J. Newcom
	Title:	Managing Director

LOVELL MINNICK EQUITY ADVISORS LLC

By:	Lovell Minnick Partners LLC, its Managing Member

By:	/s/ Jennings J. Newcom

	Name:	Jennings J. Newcom
	Title:	Managing Director

LOVELL MINNICK EQUITY ADVISORS II LLC

By:	Lovell Minnick Partners LLC, its Managing Member

By:	/s/ Jennings J. Newcom

	Name:	Jennings J. Newcom
	Title:	Managing Director

LOVELL MINNICK PARTNERS LLC

By:	/s/ Jennings J. Newcom

	Name:	Jennings J. Newcom
	Title:	Managing Director